UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2014

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
The Board of Directors of NiSource Inc. (the “Company”) has appointed Joseph W. Mulpas to succeed Jon D. Veurink as Vice President and Chief Accounting Officer effective May 13, 2014. As previously announced, Mr. Veurink will serve as chief financial officer for the Company’s Gas Distribution business segment effective May 13, 2014.

Previous to this appointment, Mr. Mulpas, age 42, served as Vice President with the Company’s Finance Department, a position he has held since March 17, 2014. Prior to joining the Company, Mr. Mulpas served as Assistant Controller-Corporate for FirstEnergy Corp. since November 2012, after serving as Vice President, Controller and Chief Accounting Officer for Maxum Petroleum, Inc. From May 2009 to June 2012, he served as Vice President, Controller and Chief Accounting Officer for DPL, Inc. Prior to his tenure with DPL, Inc., Mr. Mulpas was an Audit Partner with Deloitte & Touche LLP.

Mr. Mulpas’ annual base salary is $300,000. He will participate in the Company’s annual short-term incentive plan with a target bonus opportunity for 2014 of 50% of his annual base salary, and he was granted a long-term equity incentive award under the 2010 Omnibus Incentive Plan with a value on the date of grant equal to $225,000 in the form of performance shares.

In connection with commencement of his new role, Mr. Mulpas has entered into a Change in Control and Termination Agreement with the Company. In the event the Company terminates his employment for any reason other than “good cause” or if he terminates his employment for “good reason”, in each case in connection with certain changes in control, Mr. Mulpas will be entitled to (i) a lump-sum payment equal to 24 times the sum of his monthly salary and one-twelfth of his target bonus as then in effect, (ii) a lump-sum payment equal to his prorated annual short-term incentive opportunity at the “target” level, (iii) a lump-sum payment equal to 130% of the costs of continuation coverage premiums under the Company’s welfare plans, and (iv) certain outplacement services. In addition, restrictions on any performance shares held by Mr. Mulpas will lapse upon the occurrence of any such change in control.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 13, 2014, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting as described in the Company’s Proxy Statement filed on April 4, 2014, and the final voting results on each such matter.
Proposal 1: Election of Directors. The number of votes cast for and against each nominee, as well as the number of abstentions and broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard A. Abdoo	244,342,106	2,401,419	1,287,895	21,894,320
Aristides S. Candris	244,603,692	2,126,910	1,300,818	21,894,320
Sigmund L. Cornelius	214,819,940	31,931,238	1,280,242	21,894,320
Michael E. Jesanis	244,571,635	2,192,755	1,267,030	21,894,320
Marty R. Kittrell	244,891,399	1,896,822	1,243,199	21,894,320
W. Lee Nutter	244,315,473	2,532,757	1,183,189	21,894,320
Deborah S. Parker	244,306,170	2,532,156	1,193,094	21,894,320
Robert C. Skaggs, Jr.	245,165,612	1,799,534	1,066,274	21,894,320
Teresa A. Taylor	244,492,084	2,317,474	1,221,862	21,894,320
Richard L. Thompson	244,257,481	2,566,906	1,207,033	21,894,320
Carolyn Y. Woo	242,576,540	4,270,519	1,184,361	21,894,320

Each nominee, having received more votes in favor of his or her election than against election, was elected.

Proposal 2: Advisory Approval of Executive Compensation. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
238,924,901	6,657,584	2,448,935

There were 21,894,320 broker non-votes as to Proposal 2.

Proposal 2, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved on an advisory basis.

Proposal 3: Ratification of Independent Registered Public Accountants. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
265,437,505	3,219,772	1,268,463

There were no broker non-votes as to Proposal 3.

Proposal 3, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved.

Proposal 4: Stockholder Proposal Regarding Reports on Political Contributions. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
77,486,063	154,106,872	16,438,485

There were 21,894,320 broker non-votes as to Proposal 4.

Proposal 4, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was not approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: May 16, 2014	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Corporate Secretary